FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (this “Agreement”) dated as of April 26, 2023, is by and among HIGH TRAIL SPECIAL SITUATIONS LLC, a Delaware limited liability company (in its capacity as holder, secured party or collateral agent, as applicable, “Purchaser”), 9 Meters Biopharma, Inc., a Delaware corporation (“Issuer”), and Naia Rare Diseases, LLC, a Delaware limited liability company (“Guarantor” and, together with Issuer, the “Note Parties”).

WITNESSETH:

WHEREAS, the Issuer and Purchaser entered into that certain Securities Purchase Agreement, dated as of June 30, 2022, as amended pursuant to that certain First Amendment to Securities Purchase Agreement, dated as of November 7, 2022 (as further amended, supplemented or otherwise modified from time to time, the “SPA”);
WHEREAS, in connection with the SPA, the Issuer issued in favor of Purchaser that certain Senior Secured Convertible Note due 2025, Certificate No. A-1, which was amended and restated pursuant to that certain Amendment and Restatement of Senior Secured Convertible Note Due 2025, dated as of November 7, 2022, by and between the Issuer and the Purchaser, and further amended as of January 12, 2023, in the original principal amount of $21,000,000 (as further amended, supplemented or otherwise modified from time to time, the “Note”);
WHEREAS, in connection with the SPA and the Note, Guarantor executed and delivered that certain Subsidiary Guaranty, dated as of July 15, 2022 (as amended, supplemented or otherwise modified from time to time, the “Guarantee”), in favor of Purchaser, guaranteeing all obligations of Issuer under the Note and other Note Documents (defined below) as further set forth in the Guarantee;
WHEREAS, in connection with the SPA and the Note, the parties entered into (i) that certain Security Agreement, dated as of July 15, 2022 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Issuer, Guarantor and Purchaser, as secured party and collateral agent, whereby the Note Parties granted security interests in and liens on substantially all personal property of the Note Parties, (ii) that certain Intellectual Property Security Agreement, dated as of July 15, 2022 (as amended, supplemented or otherwise modified from time to time, the “IP Security Agreement” and, together with the SPA, Note, Guarantee, Security Agreement, and all other agreements, documents or instruments ancillary to or executed, delivered or filed in connection with the foregoing, including the Control Agreements (as defined in the Security Agreement) and the other Transaction Documents (as defined in the SPA), the “Note Documents”), among the Issuer, Guarantor and Purchaser, as secured party and collateral agent, whereby the Note Parties granted security interests in and liens on the intellectual property and rights set forth therein.
WHEREAS, on March 31, 2023, Issuer received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that it is not in compliance with Nasdaq Listing Rule 5550(b)(1);
WHEREAS, the Events of Default listed on Schedule 1 hereto (the “Existing Defaults”) have occurred and are continuing under the Note Documents;

WHEREAS, the Note Parties have requested that the Purchaser temporarily forbear from enforcing rights or remedies related to the Existing Defaults, except such rights and remedies as are expressly set forth herein, and Purchaser is willing to grant such temporary forbearance, subject to the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
AGREEMENT:

1.Recitals. The foregoing recitals are confirmed as true and correct and are incorporated herein by reference. The recitals are a substantive, contractual part of this Agreement.
2.Definitions. Capitalized terms appearing herein and not otherwise defined shall have the meanings ascribed to such terms in the Note Documents, as applicable, unless the context hereof shall otherwise require or provide.
3.Acknowledgements of Note Parties. Each of the Note Parties hereby acknowledges and agrees that: (i) the Existing Defaults have occurred and remain in effect as of the date hereof, (ii) Purchaser has not waived nor agreed to waive such Existing Defaults and has not agreed to any other restructuring, modification, amendment, waiver or forbearance except as expressly set forth herein, (iii) as of the close of business on the date hereof, the outstanding principal balance of the Note is not less than $4,949,522.44, plus accrued and unpaid interest, including Default Interest, of $61,869.03; (iv) because of the Existing Defaults, Purchaser is entitled to exercise all of its rights and remedies as Note holder, secured party and collateral agent, as applicable, under the Note Documents, including, without limitation, by accelerating and declaring the Note due and payable in full immediately for cash in an amount equal to the Event of Default Acceleration Amount pursuant to Section 11(B)(ii) of the Note in the amount of not less than $5,691,950.81, plus accrued and unpaid interest, including Default Interest; (v) the obligations of the Note Parties under the Note Documents include payment of all of Purchaser’s expenses, costs and fees, including attorneys’ fees, actually incurred in the enforcement of the Note Documents and drafting and negotiation of this Agreement.
4.Partial Acceleration. As a result of the Existing Defaults, Purchaser hereby declares a portion of the Note in the principal amount of $2,655,000.00 due and payable immediately in cash (the “Partial Acceleration”) in an amount equal to the Event of Default Acceleration Amount, including accrued and unpaid interest, including Default Interest, of $33,187.50, for an aggregate amount of $3,086,437.50 (the “Partial Acceleration Amount”). Issuer acknowledges that this Agreement constitutes written notice of the Partial Acceleration and waives any requirement under the Note Documents, including under Section 11(B)(ii) of the Note, to receive any other or further notice of same.
5.Reaffirmation and Ratification of Note Documents, Liens and Security Interests. Each of the Note Parties hereby restates, ratifies, and reaffirms all of the terms and provisions of the Note Documents to which it is a party and agrees that such Note Documents are in full force and effect and shall continue to be valid and enforceable, without any counterclaim, defense or setoff, until the obligations are indefeasibly paid in full and all liabilities have been satisfied. Each of the Note Parties hereby restates, ratifies, and reaffirms that all obligations of the Note Parties to the Purchaser are secured by validly perfected, first priority security interests in and liens on substantially all personal property of the Note Parties, as provided in the Security Agreement, IP Security Agreement, Control Agreements, and related Note Documents, and that such liens and security interests are valid and subsisting against the property described in the Note Documents.
6.Forbearance.
(a)Effective upon satisfaction of the conditions set forth in Section 7 below (the “Forbearance Effective Date”), the Purchaser agrees to forbear from the exercise of any further remedies under the Note and the other Note Documents and/or applicable law as a result of the Existing Defaults, for a period (the “Forbearance Period”) beginning on the Forbearance Effective Date through and including the earliest to occur of (i) May 16, 2023, (ii) a Default or Event of Default (other than the Existing Defaults) under the Note Documents, (iii) Issuer receives notice from Nasdaq that its compliance plan is not accepted, or the Common Stock is delisted or halted from trading for more than one Trading Day, or (iv) a breach of any of the representations, warranties, agreements or covenants of any of the Note Parties hereunder (such earliest date, the “Forbearance Termination Date”), unless extended pursuant to a written agreement executed by Purchaser.
(b)Forbearance Limited to Existing Defaults. Purchaser’s forbearance shall be limited solely to the exercise of rights and remedies arising under the Note Documents, applicable law or otherwise as a result of the Existing Defaults, and Purchaser shall not be deemed to have waived any rights or remedies with respect to any other existing or future breach, Default or Event of Default occurring thereunder.
(c)Notice Requirements Satisfied. The Note Parties acknowledge that all notice requirements set forth in the Note Documents and imposed upon Purchaser in connection with the Existing Defaults, and the exercise of its remedies therefor (together with all applicable cure and/or grace periods) have been satisfied (or shall be deemed to have been satisfied by this Agreement) without exception, including, without limitation, notice of the Partial Acceleration pursuant to Section 11(B)(ii) of the Note, and that upon the expiration or earlier termination of the Forbearance Period, Purchaser shall, with respect to the Existing Defaults, have the full right and power to exercise all rights and remedies granted to it thereunder.
7.Conditions of Effectiveness of Forbearance. Purchaser’s agreement to forbear as set forth in Section 6 shall not be effective until the following conditions precedent have been satisfied or waived in writing:
(a)Purchaser shall have received counterparts of this Agreement executed by Issuer and Guarantor;
(b)No Default or Event of Default (other than the Existing Defaults) shall exist;

(c)The representations and warranties set forth in the Note Documents and herein shall be true and correct in all material respects, except (i) with respect to the existence of the Existing Defaults, (ii) to the extent already limited by materiality, in which case such representations and warranties shall be true and correct in all respects, and (iii) to the extent such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date;
(d)The Securities Account of Issuer with Wells Fargo Securities, LLC designated by Account No. [●] shall contain not less than $1,600,000.00;
(e)Purchaser shall have received the Partial Acceleration Amount of $3,086,437.50 by wire transfer in immediately available funds in United States currency to an account designated to Issuer in writing, to be applied by Purchaser to reduce the outstanding principal balance of the Note to $2,294,522.44;
(f)Purchaser shall have received its costs and expenses, including out-of-pocket attorneys’ fees and expenses, in connection with the preparation, negotiation and execution of this Agreement;
(g)The Note Parties shall have made or caused to be made any filing and obtained any consent or authorization as necessary to execute, deliver and perform hereunder; and
(h)Purchaser shall have received such other documents, instruments and certificates as reasonably requested by Purchaser.
8.Representations and Warranties. Each of the Note Parties hereby represents, warrants and certifies that:
(a)The representations and warranties contained in the Note Documents to which it is a party are true and correct in all material respects on and as of the date hereof (except to the extent already limited by materiality, in which case such representations and warranties are true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date;
(b)this Agreement has been duly authorized, executed and delivered and constitutes a legal, valid and binding obligation of such Note Party in accordance with its terms; and
(c)other than the Existing Defaults, no Default or Event of Default exists.
9.Covenants.
(a)Issuer shall deliver a compliance plan to Nasdaq on or before May 15, 2023.

(b)Issuer shall provide written notice to the Purchaser promptly upon the occurrence of any event or circumstance that may reasonably be expected to constitute or become a breach or Event of Default.
(c)No later than 9:15 a.m., New York time, on April 27, 2023, Issuer shall file a Current Report on Form 8-K (“Form 8-K”) disclosing all the material terms of the transactions contemplated by this Agreement. From and after the issuance of the Form 8-K, the Issuer and Guarantor shall have disclosed all material, non-public information (if any) provided to Purchaser by the Note Parties or any of their respective subsidiaries or any of their respective officers, directors, employees, or agents, and Purchaser shall not be in possession of any material, non-public information regarding the Issuer, Guarantor or any of their respective subsidiaries.
(d)Issuer shall promptly pay all of Purchaser’s out-of-pocket fees and expenses incurred in connection with the transactions contemplated under this Agreement.
(e)The Note Parties shall take all such actions and execute and deliver all such documents and instruments as requested by Purchaser as necessary to give effect to the terms of this Agreement.
10.Default Rate Matters. Effective as of March 31, 2023, and at all times thereafter until the Issuer is otherwise notified in writing by the Purchaser, the Purchaser is instituting the Default Rate in accordance with Section 4(B)(ii) of the Note. Acceptance of payments tendered by or on behalf of the Note Parties at any time shall not constitute a waiver of the right to receive payment of default interest and other fees, costs and other amounts which are due or become due under the Note Documents and applicable law.
11.Remedies. Upon termination of the Forbearance Period, Purchaser’s agreement to forbear shall terminate automatically without further act or action by Purchaser, and Purchaser shall have the immediate right to exercise its rights and remedies under the Note Documents, hereunder and/or applicable law or in equity, including, without limitation, all rights as a secured creditor under the Uniform Commercial Code and at law and in equity to conduct a foreclosure sale of any portion of the collateral securing the Note.
12.Governing Law and Venue. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.
13.Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
14.Transaction Document. This Agreement is a Note Document and a Transaction Document (as defined in the SPA) and is subject to all provisions of the Note Documents applicable to Transaction Documents, all of which are incorporated in this Agreement by reference the same as if set forth in this Agreement verbatim.

15.Enforceability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.
16.No Novation. This Agreement is not intended to constitute a novation of the Note or the other Note Documents. All of the indebtedness, liabilities and obligations owing by each of the Note Parties under the Note Documents and liens and security interests granted and perfected thereunder and thereby shall continue to the fullest extent set forth therein.
17.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Issuer, Guarantor, Purchaser, and each of their respective successors and permitted assigns, provided that neither Issuer nor Guarantor may, without the prior written consent of Purchaser, assign any rights, powers, duties or obligations hereunder. Purchaser may sell, transfer, or assign any of its rights hereunder or under any of the Note Documents at any time without notice to or consent of Issuer or Guarantor, subject to the provisions of the Note Documents.
18.Waiver and Release. Each of the Note Parties warrants and represents to Purchaser that its obligations under the Note Documents are not subject to any credits, charges, claims, or rights of offset or deduction of any kind or character whatsoever and, as a material part of the consideration for Purchaser entering into this Agreement, each agrees as follows (the “Release Provision”):
(a)EACH OF THE NOTE PARTIES HEREBY RELEASES AND FOREVER DISCHARGES PURCHASER AND ITS PREDECESSORS, SUCCESSORS, ASSIGNS, OFFICERS, MANAGERS, DIRECTORS, MEMBERS, SHAREHOLDERS, EMPLOYEES, AGENTS, ATTORNEYS, REPRESENTATIVES, PARENT CORPORATIONS, SUBSIDIARIES, AND AFFILIATES (HEREINAFTER ALL OF THE ABOVE COLLECTIVELY REFERRED TO AS “RELEASED PARTIES”) JOINTLY AND SEVERALLY FROM ANY AND ALL CLAIMS, COUNTERCLAIMS, DEMANDS, DAMAGES, DEBTS, AGREEMENTS, COVENANTS, SUITS, CONTRACTS, OBLIGATIONS, LIABILITIES, ACCOUNTS, OFFSETS, RIGHTS, ACTIONS, AND CAUSES OF ACTION OF ANY NATURE WHATSOEVER OCCURRING PRIOR TO THE DATE HEREOF, INCLUDING, WITHOUT LIMITATION, ALL CLAIMS, DEMANDS, AND CAUSES OF ACTION FOR CONTRIBUTION AND INDEMNITY, RE-CHARACTERIZATION, OR EQUITABLE SUBORDINATION, WHETHER ARISING AT LAW OR IN EQUITY, PRESENTLY POSSESSED, WHETHER KNOWN OR UNKNOWN, WHETHER LIABILITY BE DIRECT OR INDIRECT, LIQUIDATED OR UNLIQUIDATED, PRESENTLY ACCRUED, WHETHER ABSOLUTE OR CONTINGENT, FORESEEN OR UNFORESEEN, AND WHETHER OR NOT HERETOFORE ASSERTED (“CLAIMS”), WHICH EACH OF THE NOTE PARTIES MAY HAVE OR CLAIM TO HAVE AGAINST ANY OF THE RELEASED PARTIES.
(b)Each of the Note Parties agrees not to sue any of the Released Parties or in any way assist any other Person in suing any of the Released Parties with respect to any Claim released herein. The Release Provision may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding that may be instituted, prosecuted, or attempted in breach of the release contained herein.
(c)Each of the Note Parties acknowledges, warrants, and represents that it has read and understands the Release Provision and has had the assistance of independent counsel of its own choice in considering the terms of the Release Provision.
19.Returned Proceeds. Anything to the contrary herein notwithstanding, if any proceeds or property are remitted to Purchaser by or on behalf of any of the Note Parties in accordance with the terms hereof, and thereafter, as a result of the exercise of the authority of a trustee or debtor-in-possession under applicable provisions of the U.S. bankruptcy code, other insolvency law, or any provision of applicable federal or state law, Purchaser is required to, and does in fact, remit, rescind or restore the whole or any part of such proceeds or property (the “Returned Proceeds”), (a) the amount of any such Returned Proceeds shall be considered to have been unpaid at all times for the purposes of this Agreement, (b) the obligations of the Note Parties to Purchaser under the Note Documents (less the amount of Returned Proceeds paid and applied on account of the Note and not so returned), and the corresponding lien rights of Purchaser, shall be automatically reinstated nunc pro tunc, and (c) the Note Parties shall indemnify and hold Purchaser harmless from and against any and all losses and reasonable costs and expenses, including reasonable legal fees, incurred by Purchaser arising out of, relating to or in connection with such remittance, recission or restoration.
20.Amendments. This Agreement may not be amended except in a writing executed by Purchaser and all parties hereto.
21.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original (including electronic copies) but all of which together shall constitute one and the same instrument. Electronic signatures hereto shall be effective as manually executed originals.
[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, the Issuer, Purchaser and Guarantor have caused this Agreement to be executed as of the day and year first above written.

ISSUER:

9 METERS BIOPHARMA, INC.,
A Delaware corporation

By:    /s/ Bethany Sensenig
    Name: Bethany Sensenig
    Title: Chief Financial Officer

GUARANTOR:

NAIA RARE DISEASES, LLC,
A Delaware limited liability corporation

By:    /s John Temperato
    Name: John Temperato
    Title: President

[Signature Page to Forbearance Agreement]

PURCHASER:

HIGH TRAIL SPECIAL SITUATIONS LLC
A Delaware limited liability company

By:    /s/ Eric Helenek
    Name: Eric Helenek
                         Title: Authorized Signatory

[Signature Page to Forbearance Agreement]

SCHEDULE 1

Existing Defaults

1.An Event of Default has occurred under Section 11(A)(viii) of the Note as a result of the Note or any shares of Common Stock issuable upon conversion of the Note not being Freely Tradable (as defined in the Note).